EXHIBIT 10.3A

                           LEASE FOR OFFICE IN MIAMI

204
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10-3A-1

                                    SUBLEASE

This Sublease dated as of October 15th, 1999, is made by and between Smith & Nephew, Inc., a Delaware corporation ("Sublessor"), and Joss Maur, Ltd, a ______________ corporation ("Sublessee").

                             PRELIMINARY STATEMENTS

A. Smith & Nephew Endoscopy, Inc. (now Smith & Nephew, Inc.) entered into a certain Office Lease Agreement with WRC Properties, Inc. ("Lease") with respect to a certaintion of premises located at 6161 Waterford, located at 6161 Blue Lagoon Drive, Miami, Florida 33126 ("Premises"). A copy of the Lease is attached hereto as Exhibit "A" and made a part hereof.
B. Sublease wishes to sublet Premises from Sublessor on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties agree as follows:

                                   AGREEMENTS

1. Application of Terms of Lease: Except as provided below, the terms, conditions and respective rights and obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Lease, except for those provisions of the Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Lease. Therefore, for the purposes of this Sublease, except for the obligations of Landlord under the Lease, wherever in the Lease the word "Landlord" is used it shall be deemed to mean the Sublessor herein and wherever in the Lease the word "Tenant" is used it shall be deemed to mean the Sublessee herein. The obligations of Landlord under the Lease shall remain the obligations of Landlord.
2. Assumption of Obligations: During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Landlord, each and every obligation of Sublessor under the Lease except for the following paragraphs which are excluded therefrom: Lease Paragraphs 1.3; 1.5(I); 1.6; 1.7; 3.3; 33; 39.7; 39.8; 39.16; and
      39.17. The obligations that Sublessee has assumed under Section 2 hereof are hereinafter sometimes referred to as the "Sublessee's Assumed Obligations".
3. Premises: Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, the Premises.




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4.    Term:

4.1 Term: The term of this Sublesse shall commence on October 15, 1999 ("Commencement Date") and end on February 14, 2001 ("Termination Date"). Whenever the context requires, where the term "Commencement date" is used in the Lease for purposes of calculating a period of time, such term shall have the meaning ascribed in the Lease, rather than this Sublease. Sublesses shall have no right to extend or renew the term of this Sublease or the Lease.
4.2 Delay in Commencement: If for any reason Sublessor cannot deliver possession of the Premises to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay any rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within thirty (30) days after the Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations hereunder.

5. Rent: Sublessee shall pay to Sublessor, as "Base Rental" for the Premises, without off-set or deduction, the amount of Five Thousand Four Hundred Eighty-Eight 33/100 Dollars ($5,488.33) per month, plus applicable sales tax.

6. Security Deposit: Sublessee shall deposit with Sublessor upon Sublessee's execution hereof the sum of Sixteen Thousand Four Hundred Sixty-Four 99/100 Dollars ($16,464.99) ("Security Deposit"), plus applicable sales tax as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Base Rental or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said Security deposit, Sublessee shall, within ten (10) days after written demand therefor, deposit cash with Sublessor in and amount sufficient to restore said Security deposit to the full amount stated above and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Security deposit separate from its general account. If Sublessee performs all of Sublessee's obligations hereunder, said Security Deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest to sublessee at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security deposit.

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7.    Condition  and Use of Premises:  Sublessee  has inspected the Premises and determined that it is suitable for Sublessee's purposes. Neither Sublessor nor "Broker" (as defined below) makes any representation or warranty as to the condition of the Premises or the suitability for the conduct of Sublessee's business.

8.    Lease Indemnification and Insurance:

8.1 Subordinate to Lease: This Sublease is and shall be at all times subject and subordinate to the Lease. Without limitation, Sublessor's obligations hereunder are conditioned upon the receipt of the Lessor's consent to this Sublease.
8.2 Indemnification: Sublesses shall indemnify Sublessor and hold Sublessor and Sublessor's officer, directors, shareholders, agents, representatives, employees and attorneys free and harmless of and from all liability, judgements, costs, damages, claims or demands, including attorneys' fees and court costs actually incurred and including costs of appeal, settlement or defense as well as the obligation to assume such defense if so requested, arising out of: Sublessee's failure promptly to comply with or perform Sublessee's Assumed Obligations; Sublessee's use of the premises; the conduct of Sublessee's business or from any activity, work or thing done, permitted or suffered by Sublessee in or about the Premises or elsewhere; or arising out of any act or omission of Sublessee or Sublessee's employees, agents, representatives or invitees.
8.3 Insurance: Sublessee shall provide Sublessor with certificates of insurance naming Sublessor as an additional insured for all insurance policies Sublessee is required to maintain under the Lease. The certificates of insurance shall not be cancelable or modified without at least thirty- (30) day's prior written notice to Sublessor.

9. Broker's Commission: Sublessor and Sublessee each warrant to the other that neither has had any dealings with any real estate broker or agent in connection with this Sublease except that Sublessor has been represented by Codina Realty Services, Inc. ("Broker"). Sublessor shall pay a Broker's commission to Broker in accordance with the agreement between Sublessor and Broker, if any. Each party hereto shall defend, indemnify and hold the other harmless from any claim for any compensation, commission, fee or other charge by any finder or any other real estate broker or agent, other than as aforesaid, claiming through the indemnifying party.

10.   Notices:  The addresses of Sublessor and Sublessee for purposes of Section
      23.1 of the Lease are as follows:


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10.3A-4

Sublessor:  Smith & Nephew, Inc.
            Endoscopy division
            160 Dascomb Road
            Andover, Massachusetts 01810
            Attention: President

With copy to:     Smith & Nephew, Inc.
            1450 Brooks Road
            Memphis, Tennessee 38116
            Attention: General Counsel

Sublessee:  Attention:


11. Confidentiality: The provisions of Section 5 of this Sublease are considered confidential by Sublessor and Sublessee agrees not to disclose the provisions of Section 5 of this Sublease to any third parties without the prior written consent of Sublessor.

12. Utilities: Section 11 of the Lease is amended by adding the following between the words "utilities" and "and" in the first line: "trash disposal service and security service".

13. Landlord Consent: This Sublease shall not be effective unless and until the Landlord has approved and consented to this Sublease.


IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year set forth above.

"Sublessor"
SMITH & NEPHEW, INC.
By: ______________________________
Name: ____________________________
Title: _____________________________



"Sublesse"
Joss Maur, Ltd.

By: ________________________________
Name: ______________________________
Title: _______________________________









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10.3A-5




                                     CONSENT



WRC Properties, Inc., Landlord, hereby consents to the foregoing Sublease.



WRC Properties, Inc.
By: ________________________________
Name: ______________________________
Title: _______________________________
Date: _______________________________




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10.3A-6






NOTE: THIS IS A COPY OF A CHECK FROM JOSS MARU LTD INC IN THE AMOUNT
OF $17,535.21


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